UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2009

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 1, 2009, Rewards Network Inc. entered into a Second Amendment to Loan and Security Agreement with RBS Business Capital (the “Lender”), which amends the Loan and Security Agreement, dated as of November 6, 2007, as amended, between the Lender and the Corporation. Among other matters, the amendment revises the fixed charge financial covenant to exclude the purchase of up to $5 million of common stock under the Corporation’s previously announced stock repurchase plan from the calculation of the fixed charge financial covenant in certain circumstances. The amendment also modifies the write-off covenant to specify write-off percentages with respect to dining credits funded during certain periods instead of measuring write-offs against the current dining credit portfolio balance.

The Corporation does not currently have any borrowings outstanding under this credit facility.

This summary is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Loan and Security Agreement, dated as of June 1, 2009, between Rewards Network Inc. and each of its domestic subsidiaries signatory thereto and RBS Business Capital.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel and Secretary

Dated: June 4, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Loan and Security Agreement, dated as of June 1, 2009, between Rewards Network Inc. and each of its domestic subsidiaries signatory thereto and RBS Business Capital.